180 Connect Inc.
No. _________		_______UNIT(S)
CUSIP No.__________	Incorporated under the Laws of the State of Delaware

UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS, EACH TO PURCHASE ONE SHARE OF
 COMMON STOCK

THIS CERTIFIES THAT____________________________________________________________________________________________________IS THE OWNER OF__________________________________________________________________________________________________UNIT(S).
Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of 180 Connect Inc., a Delaware corporation (the “Corporation”), and two warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately until the earlier of the expiration of the underwriter’s option to purchase up to 1,350,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriters of such option. The terms of the Warrants are governed by a Warrant Agreement, dated as of August 25, 2005 (the “Warrant Agreement”), between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, 8th Floor, New York, NY 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: _________________, 200_

___________________________	180 Connect Inc.
Secretary	CORPORATE SEAL	___________________________
2005	Chief Executive Officer
___________________________	DELAWARE
Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	as tenants in common tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	Unif Gift Min Act - ________ Custodian ___________ (Cust) (Minor) Under Uniform Gifts to Minors Act: _____________________ (State)

Additional abbreviations may also be used though not in the above list.

180 Connect Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

       (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________________	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERYPARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By: _____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURUSANT TO S.E.C. RULE 17Ad-15).